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                                                                      EXHIBIT 16
December 30, 1996





Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549


I have read Item 11.(i) included in Amendment No. 1 to Form S-1 to be filed on January 2, 1997, of General Housing, Inc. filed with the Securities and Exchange Commission and am in agreement with the statements contained therein.



Earl A. Lawson
Blackshear, Georgia
December 30, 1996